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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-43641) of First Industrial, L.P. of our report dated February 9, 2001 relating to the consolidated financial statements and of our report dated February 9, 2001 relating to the combined financial statements of the Other Real Estate Partnerships, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 2001 relating to the financial statement schedule of First Industrial, L.P., which appears in this Form 10-K.









                                        PricewaterhouseCoopers LLP


Chicago, Illinois
March 28, 2001